UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2007 (November 21, 2007)

VECTr SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52412
(Commission File Number)

20-2437159
(IRS Employer Identification No.)

252 N. Washington Street, Falls Church, VA 22046
(Address of principal executive offices and Zip Code)

800-661-7830
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01             Changes in Registrant’s Certifying Accountant

On November 21, 2007, VECTr Systems, Inc. (the “Company”) dismissed its independent registered public accounting firm, BDO Dunwoody LLP (“BDO”) and appointed Meyler & Company LLC (“Meyler”) with approval of our Company’s board of directors.

The audit reports of BDO on the consolidated financial statements as of and for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles but was modified as to uncertainty due to substantial doubt regarding the Company’s ability to continue as a going concern.

In connection with their audits for the years ended December 31, 2006 and 2005 and in the subsequent interim periods through November 21, 2007, there have been no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused them to make reference thereto in its reports on financial statements for such years.

The Company has requested BDO to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated November 28, 2007, is filed as Exhibit 16.1 to this Form 8-K.

The Company engaged Meyler as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2007.  The Company has not consulted with Meyler during its two most recent fiscal years or during any subsequent interim period prior to its appointment as auditor regarding either (i) the application of accounting principle to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that Meyler concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

On November 21, 2007, Mr. Robert Knight resigned as our President and CEO and Mr. Herb Lustig was appointed our President and CEO.  Mr. Lustig was also appointed as a Director of VECTr Systems Inc.  He shall assume the duties of President and Director effective immediately. Prior to his appointment as President, Mr. Lustig was the General Manager of the Company since June 2005. From June to December 2003, he was Chief Operating Officer of Invisa Inc. (OTC-BB: INSA), a U.S. reporting company engaged in the business of manufacturing and distributing safety sensing equipment for parking gate closure devices. In December of 2003 he joined the Invisa Board of Directors and from January 2004 through April 2005, he was President and CEO of Invisa Inc. He resigned as a director of Invisa Inc. in May 2005. Prior to that, from November 2002 to October 2003, Mr. Lustig was principal of Techmark Group, a consulting firm providing technology and market development assistance for corporations. Earlier, Mr. Lustig held executive positions at Expanse Networks, Honeywell International, General Instrument Corporation and Booz Allen Hamilton.

Mr. Lustig was awarded an MBA from the Wharton School of the University of Pennsylvania and a Bachelor of Science degree from the University of Massachusetts at Amherst.

Item 9.01             Financial Statements and Exhibits

Exhibit 16.1                               Letter from BDO Dunwoody LLP, dated November 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTr SYSTEMS INC.

/s/ Herb Lustig
Herb Lustig
President and Director

Date: November 27, 2007